Exhibit 32.2

In connection with the Annual Report on Form 10-K for the year ended December 31, 2004 as filed by Las Vegas Sands Corp. with the Securities and Exchange Commission on the date hereof (the “Report”), I certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Las Vegas Sands Corp.

Date: March 31, 2005

By:	/s/ SCOTT D. HENRY
Scott D. Henry
Senior Vice President and Chief Financial Officer